As filed with the Securities and Exchange Commission on August 28, 1998
                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              LIFECELL CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE          76-019890
     (State  or  other  jurisdiction  of
     incorporation or organization)          (I.R.S Employer Identification No.)

     3606  RESEARCH  FOREST  DRIVE
     THE  WOODLANDS,  TEXAS                                   77381
     (Address  of  Principal  Executive  Offices)               (Zip  Code)

     LIFECELL  CORPORATION  AMENDED  AND  RESTATED  1992  STOCK  OPTION PLAN, AS
AMENDED
                            (Full title of the plan)

                                 J. DONALD PAYNE
                              LIFECELL CORPORATION
                           3606 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS  77381
                     (Name and address of agent for service)
                                  281/367-5368
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                          ATTENTION:  ROBERT E. WILSON



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
CALCULATION  OF  REGISTRATION  FEE

TITLE OF                           PROPOSED           PROPOSED        AMOUNT OF
SECURITIES                          MAXIMUM           MAXIMUM       REGISTRATION
TO BE REGISTERED   AMOUNT TO       OFFERING          AGGREGATE         FEE (3)
                      BE        PRICE PER SHARE    OFFERING PRICE
                  REGISTERED          (1)               (1)
Common             1,500,000         $4.44           $6,660,000         $2,018
Stock, $.001        shares
par value          (2), (3)
----------------  -----------
(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on August 24, 1998.

(2) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Amended and Restated 1992 Stock Option Plan.

(3) In accordance with Rule 429, an additional 1,000,000 shares of Common Stock, par value $.001 per share, are being carried forward from Registration Statement No. 333-111939. The Registrant paid the filing fee of $986 associated with such shares on September 13, 1996.

     Pursuant to Rule 429, the Prospectus to which this Registration Statement relates is combined Prospectus that also relates to a Registration Statement on form S-8 No. 333-111939, previously filed by the Registrant on September 13, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the LifeCell Corporation Amended and Restated 1992 Stock Option Plan (the "Plan") required by
Item 1 of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. LifeCell Corporation (the "Company" or the "Registrant") shall maintain a file of such documents in accordance with the provisions of rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     a. The following documents are hereby incorporated by reference in this Registration Statement:

          1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of LifeCell Corporation, a Delaware corporation (the "Registrant"), filed March 6, 1998 with the Securities and Exchange Commission, as amended by Amendment No. 1 to Form 10-K on Form 10-K/A of the Registrant, filed with the Commission (the "Commission") on May 1, 1998.

          2. The description of the Registrant's common stock, $.001 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed with the Commission on February 27, 1992, including any amendment or report filed for the purpose of updating such description.

          3. The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998, filed with the Commission on May 12, 1998.

          4. The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the Commission on August 10, 1998.

     b. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies of supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or susperseded, to constitute a part of the Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Not  applicable.
ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Article X of the Registrant's Amended and Restated By-laws (the "By-laws") provides for mandatory indemnification to at least the extent specifically allowed by Section 145 of the General Corporation Law of the State of Delaware (the "GCL").

     Pursuant to Section 145 of the GCL, the Registrant generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was lawful. With respect to suits by or in the right of the Registrant, however, indemnification generally is limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Registrant unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant also has the power to purchase and maintain insurance for such persons.

     The above discussion of the Registrant's By-laws and Section 145 of the GCL is not intended to be exhaustive and is qualified in its entirety by such document and such statute.

     The Registrant's Amended and Restated 1992 Stock Option Plan, as amended, provides that the Registrant will, to the fullest extent permitted by law, indemnify, defend and hold harmless any person who at any time is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in any way relating to or arising out of such plan or any option or options grated thereunder by reason of the fact that such person is or was at any time a director of the Registrant or member of the committee administering such plan against judgments, fines, penalties, settlements and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit or proceeding.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

          4.1-- Restated Certificate of Incorporation, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the Commission on August 10, 1998)

          4.2-- Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996, filed with the Commission on August 14,
1996).

          4.3-- Form of Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-44969), filed with the Commission on February 10, 1992).

          4.4-- LifeCell Corporation Amended and Restated 1992 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the Commission on August 10, 1998).

       *  5.1--     Opinion  of  Fulbright  &  Jaworski  L.L.P.

        *23.1--     Consent  of  Arthur  Andersen  LLP.
        *23.2--     Consent  of  Fulbright  &  Jaworski  L.L.P.  (included  in
Exhibit  5.1).

         24.1--     Powers  of  Attorney  (contained  on  page  II-5).

          *filed  herewith

ITEM  9.     UNDERTAKINGS.

          The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 27th day of August, 1998.

                              LIFECELL CORPORATION


          By:  /s/  J.  DONALD  PAYNE
                    -----------------
          J.  Donald  Payne
          Vice  President  and  Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Paul M. Frison and J. Donald Payne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.







Signature                             Title                     Date
----------------------  ---------------------------------  ---------------

/s/ PAUL M. FRISON      Chairman of the Board, President
----------------------
Paul M. Frison             and Chief Executive Officer
                          (Principal Executive Officer)    August 27, 1998

/s/ J. DONALD PAYNE         Vice President and Chief
----------------------
J. Donald Payne           Financial Officer (Principal
                               Financial Officer)          August 27, 1998

/s/ LYNNE P. HOHLFELD              Controller
----------------------
Lynne P. Hohlfeld        (Principal Accounting Officer)    August 27, 1998

/s/ MICHAEL E. CAHR
----------------------
Michael E. Cahr                     Director               August 27, 1998

/s/ JAMES G. FOSTER
----------------------
James G. Foster                     Director               August 27, 1998

/s/ LORI G. KOFFMAN
----------------------
Lori G. Koffman                     Director               August 27, 1998

/s/ STEPHEN A. LIVESEY
----------------------
Stephen A. Livesey                  Director               August 27, 1998

/s/ K. FLYNN MCDONALD
----------------------
K. Flynn McDonald                   Director               August 27, 1998

/s/ DAVID A. THOMPSONn
----------------------
David A. Thompson                   Director               August 27, 1998


                                      EXHIBIT INDEX


EXHIBIT NUMBER  DESCRIPTION
4.1             Restated Certificate of Incorporation, as amended, of the Registrant
                (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly
                Report on Form 10-Q for the period ended June 30, 1998, filed with the
                Commission on August 10, 1998).
4.2             Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the
                period ended June 30, 1996, filed with the Commission on August 14,
                1996).
4.3             Form of Common Stock Certificate (incorporated by reference to Exhibit
                4.2 to Amendment No. 2 to the Registrant's Registration Statement on Form
                S-1 (Reg. No. 33-44969), filed with the Commission on February 10, 1992).
4.4             LifeCell Corporation Amended and Restated 1992 Stock Option Plan, as
                amended (incorporated by reference to Exhibit 10.1 to the Registrant's
                Quarterly Report on Form 10-Q for the period ended June 30, 1998, filed with the Commission on August 10, 1998).
*5.1            Opinion of Fulbright & Jaworski L.L.P.
*23.1           Consent of Arthur Andersen LLP.
*23.2           Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
*24.1           Powers of Attorney (contained on page II-5).

*filed herewith